Exhibit 4.3

STRICTLY PERSONAL AND CONFIDENTIAL

Mr P Polman

18 March 2011

Dear Paul

Your reward package effective 1st January 2011

This is to confirm your reward package as from 1st January 2011.

Base Salary

Your annual base salary will be unchanged at GBP 920,000.

Annual Bonus

In respect of 2010, your annual gross bonus award is GBP 1,472,000 (160% of salary). For your 2010 bonus, 25% has been invested in the Share Matching Plan.

Your target bonus for 2011 will be increased to 120% of base salary and your maximum bonus continues to be 200% of your base salary.

The business targets for 2011 for the plan are:

Performance Measure	Performance Target
Underlying Sales Growth	5%
Underlying Volume Growth	3%
Underlying Operating Margin (vs PY)	+20 bps

Each performance measure has an equal one third weighting.

The Board will assess Unilever’s 2011 business performance not only against the above targets but also relative to the overall quality and competitiveness of our performance delivery.

Your personal bonus will then be based both on the Board’s assessment of overall business performance and your personal achievement against your ‘3+1’ goals. The “3+1’ goals must be stretching, ambitious, and output oriented.

Long-Term Incentives

For executive directors, our long term incentive program now consists of two vehicles:

•	The Management Co-Investment Plan (MCIP), and

•	The Global Share Incentive Plan (GSIP) – an award of 3 year performance shares

MCIP

Under this plan, 25% of your earned annual bonus will be paid to you in the form of Unilever shares, although you may elect to invest up to 60% of your earned bonus. The shares will be held for a period of three years and Unilever will match this investment with an award of an equal number of performance shares. The vesting of these matching shares will be contingent on the achievement of the same 3 year targets as exist under our Global Share Incentive Plan (see below) and can vest between 0% -150%. The value of this award is further enhanced by earning dividends / dividend equivalents during the vesting period.

GSIP

Under the GSIP, you are awarded a target number of shares at the beginning of each year for the upcoming 3 year performance period. The face value of your award for 2011 under the GSIP is 190% of salary.

The performance measures for the Executive Team, as from 2011, are:

Performance Measure	Performance Target
Underlying Sales Growth	4% - 6%
Underlying Operating Margin	0 - 40bps
Operating Cash Flow	€10.5 - €14.5bn
Relative Total Shareholder Return	11th – 1-3rd

These performance measures are equally weighted at 25% for each, and USG and UOM are mutually dependent whereby the threshold levels of both needs to be achieved before either component vests.

The number of shares eventually earned will range from 0% to 200% of the target award, based on actual performance, and the value of your vested award ultimately is dependent on share price and level of goal achievement. Vesting and delivery of your GSIP shares will occur 3 years after the grant date.

Your overall total compensation opportunity for 2011 is shown in the appendix of this letter.

Personal Shareholding Requirement

You are required to build and maintain a personal shareholding in Unilever of at least four times your base salary within 5 years.

Perquisites and Benefits

Local practice will continue to apply to you for company car and other employee provisions. However as agreed, you have personal arrangements in place to cover your medical cost.

As an Executive Team member, 5% of your base salary may be spent each year on travelling expenses for your partner when accompanying you on business travel.

You are also provided with an entertainment cost allowance of £1,000 gross a year. This is to compensate for small, out of pocket costs.

Pension

You will continue to be a member of Unilever’s International Pension Plan (IPP) to which the company will contribute 15% of your salary. Furthermore in addition we will accrue on your behalf a supplemental 12% of salary, with investment returns replicating those of the IPP. The latter value of the accumulated supplement will vest at age 60 or later at actual retirement.

Your pensionable salary is your base salary only.

With kind regards

/s/ Michael Treschow

STRICTLY PERSONAL AND CONFIDENTIAL

Mr Jean-Marc Huet

14 March 2011

Dear Jean-Marc

Your reward package effective 1st January 2011

This is to confirm your reward package as from 1st January 2011.

Base Salary

Your annual base salary will be unchanged at GBP 680,000.

Annual Bonus

In respect of 2010, your annual gross bonus award is GBP 748,000 (120% of salary). For your 2010 bonus, 25% has been invested in the Share Matching Plan.

Your 2011 target bonus will be 100% of salary and the business targets for 2011 for the plan are as follows:

Performance Measure	Performance Target
Underlying Sales Growth	5%
Underlying Volume Growth	3%
Underlying Operating Margin (vs PY)	+20 bps

Each performance measure has an equal one third weighting.

The Board will assess Unilever’s 2011 business performance not only against the above targets but also relative to the overall quality and competitiveness of our performance delivery.

Your personal bonus will then be based both on the Board’s assessment of overall business performance and your personal achievement against your ‘3+1’ goals. The “3+1’ goals must be stretching, ambitious, and output oriented.

Long-Term Incentives

For executive directors our long term incentive program now consists of two vehicles:

•	The Management Co-Investment Plan (MCIP), and

•	The Global Share Incentive Plan (GSIP) – an award of 3 year performance shares

MCIP

Under this plan, 25% of your earned annual bonus will be paid to you in the form of Unilever shares, although you may elect to invest up to 60% of your earned bonus. The shares will be held for a period of three years and Unilever will match this investment with an award of an equal number of performance shares. The vesting of these matching shares will be contingent on the achievement of the same 3 year targets as exist under our Global Share Incentive Plan

(see below) and can vest between 0% – 150%. The value of this award is further enhanced by earning dividends / dividend equivalents during the vesting period.

GSIP

Under the GSIP, you are awarded a target number of shares at the beginning of each year for the upcoming 3 year performance period. Your 2011 award is 178% of salary.

The performance measures for the Executive Team, as from 2011, are:

Performance Measure	Performance Target
Average Annual Underlying Sales Growth	4% - 6%
Average Annual Underlying Operating Margin (vs PY)	0 - 40bps
Operating Cash Flow (Cumulative)	€10.5 - €14.5bn
Relative Total Shareholder Return	11th – top 3

These performance measures are equally weighted at 25% each. The minimum of the performance range for USG and UOM must be reached before any shares subject to either metric can vest.

The number of shares eventually earned will range from 0% to 200% of the target award, based on actual performance, and the value of your vested award ultimately being dependent on share price and level of goal achievement. Vesting and delivery of your GSIP shares will occur 3 years after the grant date.

Your overall total compensation opportunity for 2011 is shown in the appendix of this letter.

Personal Shareholding Requirement

As communicated in March 2010, you are now required to build and maintain a personal shareholding in Unilever of at least three times your base salary within 5 years of that date. As a UEx member, it is Unilever policy that approval by the CEO is required before the selling of shares is transacted.

Perquisites and Benefits

Local UK practice will apply to you for company car and other employee provisions.

You are provided with a GBP 80,000 allowance per annum for housing.

As a UEx member, 5% of your base salary may be spent each year on travelling expenses for your partner when accompanying you on business travel.

You are entitled to an education subsidy of £16,000 per child per calendar year in accordance with our existing Company Policy.

The medical cover for you and your family will be via the Allianz International medical arrangement.

Pension

You will continue to be a member of the Unilever’s International Pension Plan (IPP).

As you know your pensionable salary is your base salary only.

With kind regards

/s/ Paul Polman